Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Announces Final Results of its Previously Announced Exchange Offer and
Related Consent Solicitation
Transaction will Refinance and Extend the Maturity of $1,062,682,000 of its Senior Notes due 2023

CAMP HILL, Pa. (July 24, 2020) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced the final tender results of its previously announced offer to exchange (the “Exchange Offer”) up to $1.125 billion aggregate principal amount (the “Maximum Amount”) of its outstanding 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 8.000% Senior Secured Notes due 2026 (the “New Notes”) and cash. The purpose of the Exchange Offer was to improve the Company’s maturity profile by extending the maturity date of a portion of the Old Notes from April 2023 to November 2026.

The table below sets forth the aggregate principal amount of Old Notes that were validly tendered as of 11:59 p.m., New York City time, on July 23, 2020 (the “Expiration Time”) and the “Total Consideration” and “Exchange Consideration” that holders of such tendered Old Notes will receive. The Company will issue $849,918,000 aggregate principal amount of New Notes and, following the settlement date, $90,808,000 aggregate principal amount of Old Notes will remain outstanding.

Old Notes to be Exchanged	CUSIP Number / ISIN	Aggregate Principal Amount Outstanding	Maximum Amount	Aggregate Principal Amount Tendered at or prior to the Early Deadline(1)	Aggregate Principal Amount Tendered after the Early Deadline and prior to the Expiration Time	Percent of Principal Amount Outstanding Tendered	Exchange Consideration(2)	Total Exchange Consideration (if tendered prior to the Early Deadline)(2)(3)
6.125% Senior Notes due 2023	767754CH5 / US767754CH50 / U76659AW8 / USU76659AW82	$1,153,490,000	$1,125,000,000	$1,053,255,000	$9,427,000	92.13%	$800 principal amount of New Notes and $191.50 in cash	$800 principal amount of New Notes and $194 in cash

(1)	Based on the aggregate principal amount tendered at 5:00 p.m., New York City time, on July 9, 2020 (the “Early Deadline” or the “Consent Deadline”, as applicable).

(2)	For each $1,000 principal amount of Old Notes.

(3)	Includes the “Early Tender Payment” of $40 principal amount of New Notes and $7.50 in cash and the Consent Payment of $2.50 in cash per $1,000 principal amount of Old Notes. The Consent Payment was payable in respect of Consents received prior to the Consent Deadline.

Eligible Holders (as defined below) who tendered (and did not validly withdraw) prior to the Expiration Time and whose Old Notes are accepted for exchange will also receive payment of accrued and unpaid interest in cash from the last interest payment date for the Old Notes (January 31, 2020), to, but not including, the settlement date for the Exchange Offer, which is expected to be July 27, 2020. Eligible Holders who either did not tender, or tendered and validly withdrew, will receive the interest payable on the Old Notes on August 1, 2020, if they were a Holder at the close of business on July 15, 2020.  Eligible Holders who tendered prior to the Early Deadline (and did not validly withdraw) and whose Old Notes are not accepted for exchange will receive the interest payable on the Old Notes on August 1, 2020. Holders who delivered their Consents without tendering Old Notes will receive the Consent Payment only. Rite Aid will accept for purchase all Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Time.

In conjunction with the Exchange Offer the Company also solicited consents (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) from all holders of the Old Notes (each, a “Holder”) to the indenture governing the Old Notes, which modify the debt and lien covenants to provide additional secured debt capacity by creating exemptions for (i) the $600 million of outstanding 7.500% Senior Secured Notes due 2025 and (ii) the New Notes. The adoption of the Proposed Amendments required the consents (the “Consents”) of the Holders of at least a majority of the outstanding principal amount of the Old Notes (the “Requisite Consents”). As of the Consent Deadline, the Company had received the Requisite Consents and the Company executed a supplemental indenture (a “Supplemental Indenture”) on the Consent Deadline. The Supplemental Indenture became effective upon execution thereof by the Company, the guarantors thereto and The Bank of New York Mellon Trust Company, N.A., the trustee of the Old Notes (the “Old Notes Trustee”) and will become operative on the settlement date of the Exchange Offer and the Consent Solicitation.

The Exchange Offer and the issuance of the New Notes were not and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes will be offered and issued only to Holders that are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) and (ii) persons outside the United States that are not “U.S. persons” in compliance with Regulation S under the Securities Act (“Regulation S”) and that are not acquiring the New Notes for the account or benefit of a U.S. person. Non U.S.-persons may also have been subject to additional eligibility criteria. We refer to the Holders who have certified to us that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions as “Eligible Holders.”

The complete terms and conditions of the Exchange Offer and Consent Solicitation were set forth in the offering memorandum and consent solicitation statement dated June 25, 2020, as amended and supplemented on July 10, 2020 (the “Offering Memorandum”). This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities or of Consents. The Exchange Offer and Consent Solicitation were only made pursuant to the Offering Memorandum. The Exchange Offer was not made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes will not be approved or disapproved by any regulatory authority, nor will any such authority pass upon the accuracy or adequacy of the Offering Memorandum.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Rite Aid’s pharmacists are uniquely positioned to engage with customers and improve their health outcomes. Rite Aid provides an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, Rite Aid provides pharmacy benefits services to approximately 4 million members nationwide.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the exchange offer and consent solicitation and any resulting charges or impact on our financial results; the impact of widespread health developments, including the continued impact of the global coronavirus (“COVID-19”) pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) which could materially and adversely affect, among other things, the economic and financial markets and labor resources of the locations in which we operate, access to credit, our front-end and pharmaceutical operations, supply chain, associates and executive and administrative personnel. These widespread health developments could also materially and adversely affect our third-party service providers, including suppliers, vendors and business partners, and customers and the demand for our products. These developments could result in recessionary economic conditions which could negatively impact our front-end sales and e-commerce business. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations; our ability to successfully implement our new business strategy (including any delays or adjustments as a result of COVID-19) and improve the operating performance of our stores; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate; the impact of private and public third party payors’ continued reduction in prescription drug reimbursement rates and efforts to encourage mail order; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the risk that we may experience shortages in our generic drug supply due to replenishment delays resulting from COVID-19, which could result in the substitution of generic drugs with brand drugs, which generally have a lower profit margin; the risk that changes in federal or state laws or regulations, including the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection and the Affordable Care Act and any regulations enacted thereunder may occur; the impact of the loss of one or more major third party payor contracts and the risk that providers and state contract changes may occur; the risk that we may need to take further impairment charges if our future results do not meet our expectations; our ability to refinance our indebtedness on terms favorable to us; our ability to sell our calendar 2020 Centers of Medicare and Medicaid Services (“CMS”) receivable, which could negatively impact our leverage ratio if we do not consummate a sale; our ability to grow prescription count and realize front-end sales growth; the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring; our ability to achieve cost savings through the organizational restructurings within our anticipated timeframe, if at all; decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges; our ability to manage expenses and our investments in working capital; the continued impact of gross margin pressure in the pharmacy benefit management (“PBM”) industries due to continued consolidation and client demand for lower prices while providing enhanced service offerings; risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers; our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations and the risk that we cannot meet client guarantees; our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process and meet the financial obligations of our bid; the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments; changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies; the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions; the nature, cost and outcome of pending and future litigation and other legal or regulatory proceedings, and governmental investigations; and other risks and uncertainties described from time to time in our filings with the SEC.

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